                                                              EXHIBIT 10.10(iii)

                                 AMENDMENT NO. 2
                                     TO THE
                              AMENDED AND RESTATED
                      1992 DEFERRED INCENTIVE COMPENSATION
                         PLAN FOR DIEBOLD, INCORPORATED
                         ------------------------------

            Diebold, Incorporated hereby amends the Amended and Restated 1992 Deferred Incentive Compensation Plan (which was last amended and restated effective January 1, 1995) (the "Plan") as hereinafter set forth. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

            Section 2 of Article II of the Plan is hereby amended to read as follows:

            2. ELECTION TO DEFER. An Eligible Associate who desires to defer the payment of all or a portion of his or her Incentive Compensation must complete and deliver an Election Agreement to the Secretary of the Company before the first day of the Year in which Incentive Compensation would otherwise be paid. An Eligible Associate who timely delivers an Election Agreement to the Secretary of the Company shall be a Participant. An Election Agreement that is timely delivered shall be effective for the succeeding Year and, except as otherwise specified by an Eligible Associate in his or her Election Agreement, shall continue to be effective from Year to Year until revoked or modified by written notice to the Secretary of the Company or until terminated automatically upon either the termination of the Plan or the Company becoming Insolvent. Except as provided for in Subsection (iii) of Section 5 of this Article, in order to be effective to revoke or modify an election to defer Incentive Compensation otherwise payable in any particular Year, a revocation or modification must be delivered prior to the beginning of the first Year of service for which such Incentive Compensation is payable.

                                       II.

            Section 5(iii) of Article II of the Plan is hereby amended to read as follows:

            (iii) Subject to the approval of the Company as described below in this Section, a Participant may make a subsequent election requesting a change in the period of deferral (subject to the limitations set forth in Section 3 of this Article) and/or the form of payment (subject to the limitations set forth in this Section 5). Such subsequent election shall be in writing on a form provided by the Company, which form must be filed with the Company (a) at a time at which the Participant is an employee of the Company and (b), except as described below in the sentence that immediately follows, at least 180 days prior to the date on which the Participant otherwise would be entitled to receive a lump sum payment or the first installment of a payment, as the case may be. The 180-day notice requirement described in (b) above, however, does not apply in the case where the Participant otherwise would be entitled to receive a lump sum payment or the first installment of a payment following an involuntary termination of the Participant's employment, including by reason of death or disability. Payment of benefits pursuant to the subsequent election of a Participant under this Section is subject to the approval of the Company, which may, at its discretion, approve or withdraw its prior approval of such subsequent election at any time prior to the date the lump sum payment is actually paid to the Participant or the first installment is actually paid to the Participant, as the case may be, and instead require that benefits be paid in accordance with the latest valid election of the Participant.

            Executed at Canton, Ohio as of this 4th day of August, 1998.


                                             DIEBOLD, INCORPORATED

                                             By: /s/ Gerald F. Morris
                                                 -----------------------------
                                                 Gerald F. Morris
                                                 Executive Vice President and
                                                 Chief Financial Officer